As filed with the Securities and Exchange Commission on March 29, 2006
                                                    Registration No. 333-125477
===============================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                -----------------
                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                -----------------
                         WAVERIDER COMMUNICATIONS, INC.
             (Exact name of registrant as specified in its charter)
                                -----------------
            Nevada                                        33-0264030
  (State or other jurisdiction of          (I.R.S. Employer Identification No.)
  incorporation or organization)

                          255 Consumers Road, Suite 500
                        Toronto, Ontario, Canada M2J 1R4
                                 (416) 502-3200
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                  ------------
                              T. Scott Worthington
                         WaveRider Communications, Inc.
                          255 Consumers Road, Suite 500
                        Toronto, Ontario, Canada M2J 1R4

    (Name, address, including zip code, and telephone number, including area code, of agent for service)
                                 ---------------
                                   Copies to:
                             David A. Broadwin, Esq.
                                 Foley Hoag LLP
                              155 Seaport Boulevard
                           Boston, Massachusetts 02210
                                 (617) 832-1000

     Approximate date of commencement of proposed sale to public:
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |_|
     If the registrant elects to deliver its latest annual report to security holders, or a complete and legal facsimile thereof, pursuant to Item 11(a)(1) of this Form, check the following box . |_|
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_| ____________.

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| ___________________.
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|
                                -----------------
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

         We hereby remove from registration all of the shares of common stock registered under this registration statement (333-125477) which have not been sold as of the time of filing of this Post-Effective Amendment No. 1.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933 and Rule 478 thereunder, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-2 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Toronto, Ontario, Canada, on this 29th day of March, 2006.

                           WAVERIDER COMMUNICATIONS, INC.


                           By: /s/ T. Scott Worthington
                               --------------------------------------------
                               Name:   T. Scott Worthington
                               Title:  Vice President, Chief Financial Officer
                                       and Secretary